SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
May 6, 2013

AIR INDUSTRIES GROUP, INC.
___________________

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-29245	20-4458244
State of	Commission	IRS Employer
Incorporation	File Number	I.D. Number

1479 North Clinton Avenue, Bay Shore, NY 11706
Address of principal executive offices

Registrant's telephone number: (631) 968-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17   CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On May 6, 2013, Air Industries Group, Inc.(“the “Company”) issued a press release regarding its financial results for the three months ended March 31, 2013. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

The press release contains information on EBITDA in the discussion of the Company’s financial results. EBITDA is a supplemental non-GAAP financial measure. The Company uses EBITDA as a supplemental liquidity measure because management finds it useful to understand and evaluate results, excluding the impact of non-cash depreciation and amortization charges, stock based compensation expenses, and nonrecurring expenses and outlays, prior to consideration of the impact of other potential sources and uses of cash, such as working capital items. This calculation may differ in method of calculation from similarly titled measures used by other companies. EBITDA should be read only in conjunction with the Company’s condensed consolidated financial statements prepared in accordance with GAAP.

The information contained in this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Text of press release issued by Air Industries Group, Inc. on May 6, 2013.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 6, 2013
AIR INDUSTRIES GROUP, INC.

By:	/s/ Peter D. Rettaliata
Peter D. Rettaliata
President and Chief Executive Officer